Exhibit 99.1

1177 West Hastings Street
Suite 2300
Vancouver, BC
Canada V6E 2K3
www.ithmines.com

NR13-10	September 9, 2013

International Tower Hill Mines Files NI 43-101
Technical Report on Livengood Gold Project

Vancouver, British Columbia, September 9, 2013 – International Tower Hill Mines Ltd. (“ITH” or the “Company”) - (TSX: ITH) (NYSE-MKT: THM) announces that it has filed a technical report, prepared in accordance with Canadian National Instrument 43-101, ("NI 43-101") regarding a Feasibility Study to develop its Livengood Gold Project in Alaska. This technical report supports the July 23, 2013 news release, which provided results of the Feasibility Study and mineral reserves as well as updated mineral resources of the Project. “Canadian National Instrument 43-101 Technical Report on the Livengood Gold Project, Feasibility Study, Livengood, Alaska,” dated September 4, 2013, has been filed under the Company's profile on SEDAR (www.sedar.com) and is also available on the Company's website - www.ithmines.com.

For more information, please contact:

1-855-208-4642

Michelle Stachnik, Manager, Investor Relations
International Tower Hill Mines
mstachnik@ithmines.com

Michael Moore, Investor Relations
TMX Equicom
mmoore@tmxequicom.com